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                                                                    EXHIBIT 3.31

                                PEARL BATHS, INC.

                                    RESTATED
                                     BY LAWS

                                   ARTICLE I.
                           CORPORATE OFFICES AND SEAL

      Section 1.01. Offices. The corporation may have offices within the State of Minnesota or at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

      Section 1.02. Seal. The corporation shall not have a seal.

                                   ARTICLE II.
                            MEETINGS OF STOCKHOLDERS

      Section 2.01. Place of Meetings. Meetings of the stockholders may be held at any place, within or without the State of Minnesota, as designated by the President or the Board of Directors in the notice of meeting, and in the absence of such designation, shall be held at the office of the corporation in the State of Minnesota.

      Section 2.02. Regular Meetings. Regular meetings of the stockholders of this corporation may be held at the discretion of the Board of Directors on an annual or less frequent periodic basis on such date and at such time and place as may be designated by the President or the Board of Directors in the notice of meeting. At regular meetings, the stockholders shall elect directors and transact such business as may be appropriate for action by the stockholders. If a regular meeting of stockholders has not been held for a period of fifteen (15) months, one or more stockholders holding not less than three percent (3%) of all voting stock of the corporation may call a regular meeting of stockholders by delivering to the President or Treasurer a written

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demand for a regular  meeting.  Within  thirty  (30) days after  receipt of such written demand by the President and Treasurer, the Board of Directors shall cause a regular meeting of stockholders to be called and held on notice no later than ninety (90) days after the receipt of written demand, all at the expense of the corporation.

      Section 2.03. Special Meetings. Special meetings of the stockholders, for any purpose or purposes appropriate for action by stockholders, may be called by the President, by a Vice President in the absence of the President, by the Treasurer, or by the Board of Directors or any two or more members thereof. Such meetings shall be held on such date and at such time and place as shall be fixed by the person or persons calling the meeting and designated in the notice of meeting. Special meetings may also be called by one or more stockholders holding not less than ten percent (10%) of the voting shares of the corporation by delivering to the President or Treasurer a written demand for a special meeting, which demand shall contain the purposes of the meeting. Within thirty (30) days after the receipt of such a written demand for a special meeting of stockholders by the President or Treasurer, the Board of Directors shall cause a special meeting of stockholders to be called and held on notice no later than ninety
(90) days after the receipt of such written demand, all at the expense of the corporation. Business trans-acted at any special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice of meeting.

      Section 2.04. Notice of Meetings. Except where a meeting of stockholders is an adjourned meeting and the dates, time and place of such meeting were announced at the time of adjournment, notice of all meetings of stockholders stating the date, time, and place thereof, and any other information required by law or desired by the Board of Directors or by any other person or persons calling the meeting, and in the case of a special meeting, the purpose thereof,

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shall be given to each stockholder of record entitled to vote at such meeting not less than seven (7) nor more than sixty (60) days prior to the date of such meeting. In the event that a plan of merger, exchange, sale or other disposition of all or substantially all of the assets of the corporation is to be considered at a meeting of stockholders, notice of such meeting shall be given to every stockholder, whether or not entitled to vote, not less than fourteen (14) days prior to the date of such meeting.

      Section 2.05. Quorum; Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum, and the presence of such majority stockholders shall be required at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally called.

      Section 2.06. Voting and Proxies. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and conforming to the requirements established by law. Each stockholder shall have one vote for each share of stock having voting power registered in his or her name on the books of the corporation. All questions regarding the qualification of voters, the validity of appointments of proxies, and the acceptance or rejection of

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votes shall be decided by the presiding officer of the meeting.  The vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before any duly held meeting, except as to any question upon which any different vote is required by law, the Articles of Incorporation, or these Bylaws.

                                  ARTICLE III.
                                    DIRECTORS

      Section 3.01. Powers. The property, affairs and business of the corporation shall be managed by the Board of Directors which shall consist of such number of directors as may be determined, from time to time, by the Board of Directors by the affirmative vote of a majority of the entire Board. In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

      Section 3.02. Qualifications; Term of Office. Directors need not be stockholders. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject however to prior death, resignation, retirement or removal for cause.

      Section 3.03. Notice of Nominations of the Directors. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Notice of nominations which are proposed by the Board of Directors shall be given by the President or the Chairman of the Board of Directors on behalf of the Board of Directors.

      Section 3.04. Vacancies; Newly Created Directorships. Any vacancy occurring in the Board of Directors may be filled for the unexpired term by the affirmative vote of a

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majority of the  directors  remaining  in office,  even  though  said  remaining directors be less than a quorum. Any newly created directorship resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled, for a term determined by the Board of Directors consistent with the Articles of Incorporation, by a majority vote of the directors serving at the time of such increase.

      Section 3.05. Meetings. Meetings of the Board of Directors shall be held immediately after, and at the same place as, regular meetings of stockholders. Other meetings of the Board of Directors may be held at such times and places as shall from time to time be determined by the Board of Directors. Meetings of the Board of Directors also may be called by any director, in which case the person or persons calling such meeting may fix the date, time, and place thereof, and shall cause notice of meeting to be given.

      Section 3.06. Notice of Meetings. If the date, time, and place of the meeting of the Board of Directors has been announced at the previous meeting, no notice is required. In all other cases, twenty-four (24) hours' notice of meetings of the Board of Directors, stating the date and time thereof and any other information required by law or desired by the person or persons calling such a meeting, shall be given to each director. If notice of meeting is required, and such notice does not state the place of the meeting, such meeting shall be held at the principal executive office of the corporation. Notice of meetings of the Board of Directors shall be given to directors in the manner provided in Article VI of these Bylaws for the giving of notice.

      Section 3.07. Meetings by Electronic Communication. Members of the Board of Directors or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of any such committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can

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simultaneously  hear  each  other,  and  participation  in such a  manner  shall constitute presence in person at such meeting.

      Section 3.08. Quorum and Voting. A majority of the directors currently holding office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present. The Board of Directors shall take action by the affirmative vote of the majority of the directors present at any duly held meeting, except as to any question upon which any different vote is required by law, the Articles of Incorporation, or these Bylaws.

      Section 3.09. Committees. The Board of Directors, by resolution approved by the affirmative vote of the majority of the directors then holding office, may establish one or more committees of one or more persons having the authority of the Board of Directors in the management of the business of the corporation to the extent provided in such resolution. Such committees, however, shall at all times be subject to the direction and control of the Board of Directors. Committee members need not be directors and shall be appointed by the affirmative vote of a majority of the directors present. The majority of the members of any such committee shall constitute a quorum for the transaction of business at a meeting of any such committee. In other matters of procedure, the provisions of these Bylaws shall apply to the committees and the members thereof to the same extent they apply to the Board of Directors and directors, including, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, electronic communications, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

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      Section 3.10. Advance Written Consent. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors and such written notice or opposition, while not substituting for the director's presence for purposes of quorum, shall be counted as a vote on the proposal.

                                   ARTICLE IV.
                                    OFFICERS

      Section 4.01. Number. The officers of the corporation shall be chosen by the directors, and shall consist of a Chairman of the Board (if one is elected by the Board), a President, one or more Vice Presidents, a Secretary, a Treasurer and such Assistant Secretaries and Assistant Treasurers and such other officers and agents as the Board of Directors from time to time shall elect or appoint. Any two offices may be held by the same person.

      Section 4.02. Term of Office; Removal; and Vacancies. Any officer shall hold office until his or her successor shall have been duly elected, unless prior thereto he or she shall have resigned or been removed from office as hereinafter provided. Any officer or agent elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed, with or without cause, at any time by the vote of a majority of the Board of Directors. Any vacancy in an office of the corporation shall be filled by the Board of Directors.

      Section 4.03. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the stockholders and directors and shall have such other duties as may be prescribed from time to time, by the Board of Directors.

      Section 4.04. President. The President shall be the chief executive officer of the corporation. In the absence of the Chairman of the Board, the President shall: preside at all meetings of stockholders and directors; be responsible for general and active management of the business of the corporation; and see that all orders and resolutions of the Board are carried into

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effect.  The  President  shall have the general  powers and duties usually vested in the office of the President and chief executive officer and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

      Section 4.05. Vice President. The Vice President, if any, or Vice Presidents in case there be more than one, shall have such powers and perform such duties as the President or the Board of Directors may from time to time prescribe.

      Section 4.06. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall maintain records of, and whenever necessary, certify all proceedings of the Board of Directors and of the stockholders. The Secretary shall keep the stock books of the corporation, and when so directed by the Board of Directors, shall give or cause to be given notice of meetings of the stockholders and meetings of the Board of Directors. He or she shall also perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

      Section 4.07. Treasurer. The Treasurer shall be the chief financial officer of the corporation. He or she shall have the care and custody of the corporate funds and securities of the corporation and shall disburse the funds of the corporation as may be ordered from time to time by the President or the Board of Directors. The Treasurer shall keep full and accurate financial records for the corporation and shall have such other powers and perform such other duties as the President or the Board of Directors may from time to time prescribe.

      Section 4.08. Other Officers. The Assistant Secretaries and Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary or Treasurer, perform the duties and exercise the powers of the Secretary and Treasurer respectively. Such Assistant Secretaries and Assistant

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Treasurers  shall have such other  powers and perform  such other  duties as the
President or the Board of Directors may from time to time prescribe. Any other officer appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors, and shall have such powers, perform such duties, and be responsible to such other officers as the Board of Directors may from time to time prescribe.

      Section 4.09. Delegation of Duties. In case of the absence of any officer of the corporation, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers and duties, or any of them of such officer to any other officer or to any director or directors.

                                   ARTICLE V.
                             CERTIFICATES OF STOCK

      Section 5.01. Certificates. Certificates of stock of the corporation shall be numbered and shall be entered into the books of the corporation as they are issued. Each such certificate shall exhibit the holder's name and number of shares, and shall contain any other information required by law or desired by the Board of Directors and shall be signed by the President or any Vice President and the Treasurer or the Assistant Treasurer, or the Secretary or Assistant Secretary.

      Section 5.02. Loss of Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit in such manner as the Board of Directors may require, and shall, if the Directors so require, give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

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                                   ARTICLE VI.
                                     NOTICES

      Section 6.01. General. Whenever notice is required to be given to any stockholder or director, such notice may be given by either oral or written communication. A written notice shall be delivered by hand or mailed to the stockholder or director for whom it is intended at such address as appears on the books of the corporation or shall be given by any other method which conforms to law. Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed.

      Section 6.02. Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or officer under the provisions of these Bylaws, the Articles of Incorporation or by statute, such notice may be waived in the manner provided by law.

                                  ARTICLE VII.
                                 INDEMNIFICATION

      Section 7.01. The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Minnesota, as now in effect, or as the same may be hereafter amended.

                                  ARTICLE VIII.
                                   AMENDMENTS

      Section 8.01. These Bylaws may be amended or altered by the Board of Directors at any meeting provided that notice of any such proposed amendment shall have been given in the notice given to the directors of such meeting. Such authority in the Board of Directors is subject to the power of the stockholders to change or repeal such Bylaws.

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